Exhibit 99.1

AMWELL ANNOUNCES RESULTS FOR Third QUARTER 2022

BOSTON, November 7, 2022 --(BUSINESS WIRE)-- Amwell® (NYSE: AMWL), a leader in digital healthcare enablement, today announced financial results for the third quarter ended September 30, 2022.

Amwell Third Quarter 2022 Highlights:

•
Recorded Total Revenue of $69.2 million in the third quarter of 2022, representing 11% growth compared to $62.2 million in the third quarter of 2021
o
Achieved subscription revenue of $31.9 million, representing growth of 19% compared to the third quarter of 2021
o
Recorded AMG Visit revenue of $28.8 million
•
Reported gross margin of 40%
•
Net loss was ($70.6) million compared to ($69.7) million in Q2 of 2022
•
Improved adjusted EBITDA of ($41.9) million compared to ($42.8) million in Q2 of 2022
•
Total active providers1 rose 23% to 98,500 compared to 80,000 in the third quarter of 2021
•
Total visits were 1.4 million, similar to the third quarter of 2021
•
Cash and short-term securities as of quarter-end were approximately $582 million

“Q3 was another important quarter for our company, and we are executing well through a transition time,” said Dr. Ido Schoenberg, Chairman and co-Chief Executive Officer of Amwell, “Feedback is excellent on Converge™, our digital care delivery enablement platform. We made great progress with customer migrations this quarter and we are honored that so many, including large, strategic customers, are trusting Amwell as their technology partner for years to come.”

Dr. Schoenberg continued, “Our approach to the market is squarely aimed at helping organizations address the challenges they are facing. We enable transformative patient and provider experiences, reduce care team burnout, and free up providers to spend their time on care by enveloping them with digital support to streamline non-core tasks. We also empower our customers to achieve important goals around better clinical and financial outcomes. We are emerging as the trusted partner who can ready payers and providers for the future of true digital first healthcare.”

Financial Outlook

The Company believes revenues will be within its original guidance range, set at the first of the year, and is refining its guidance as follows:

•
Clear visibility to achieving revenue in the lower end of previously provided range of $275 and $285 million
•
AMG visits between 1.4 and 1.5 million
•
A new Adjusted EBITDA range of between ($180) million and ($190) million, $10 million better than the prior range of ($190) million and ($200) million

____________

1 In the quarter ended September 30, 2022, the company changed its methodology of calculating Active Providers as part of its efforts to account for unique providers who conduct visits on multiple platforms. This change resulted in an insignificant decrease in the number of active providers reported as of June 30, 2022 and March 31, 2022. The numbers calculated using the updated methodology resulted in year over year growth rates for Q1 2022 and Q2 2022 of 19% and 35%, respectively.

Quarterly Conference Call Details

The company will host a conference call to review the results today, Monday November 7, 2022 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-888-510-2008 for U.S. participants, or 1-646-960-0306 for international participants, referencing conference ID #7830032. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading digital care delivery enablement platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all digital health needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers digital health solutions for over 2,000 hospitals and 55 health plan partners with over 36,000 employers, covering over 80 million lives. For more information, please visit https://business.amwell.com/.

American Well, Amwell, Converge, Conversa, SilverCloud and Carepoints are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media:

Lindsay Sharifipour

Press@amwell.com

Investors:

Sue Dooley

sue.dooley@amwell.com

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$332,601	$746,416
Investments	249,008	—
Accounts receivable ($164 and $2,054, from related parties and net of allowances of $1,568 and $1,809, respectively)	45,730	51,375
Inventories	7,969	7,530
Deferred contract acquisition costs	1,338	1,697
Prepaid expenses and other current assets	20,598	20,278
Total current assets	657,244	827,296
Restricted cash	795	795
Property and equipment, net	1,079	2,235
Goodwill	425,196	442,761
Intangible assets, net	127,291	152,409
Operating lease right-of-use asset	14,412	16,422
Deferred contract acquisition costs, net of current portion	3,064	2,028
Other assets	1,920	1,722
Investment in minority owned joint venture	773	168
Total assets	$1,231,774	$1,445,836
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,175	$12,156
Accrued expenses and other current liabilities	45,181	58,711
Operating lease liability, current	3,623	1,918
Deferred revenue ($338 and $1,860 from related parties, respectively)	50,151	68,841
Total current liabilities	105,130	141,626
Other long-term liabilities	2,673	5,136
Contingent consideration liabilities, net of current portion	—	16,450
Operating lease liability, net of current portion	12,208	14,694
Deferred revenue, net of current portion ($13 and $22 from related parties, respectively)	6,914	7,055
Total liabilities	126,925	184,961
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of September 30, 2022 and as of December 31, 2021	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 242,304,366 and 229,402,453 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 27,390,397 and 26,913,579 shares issued and outstanding, respectively; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of September 30, 2022 and as of December 31, 2021	2,753	2,620
Additional paid-in capital	2,133,614	2,054,275
Accumulated other comprehensive loss	(31,056)	(6,353)
Accumulated deficit	(1,020,865)	(811,284)
Total American Well Corporation stockholders’ equity	1,084,446	1,239,258
Non-controlling interest	20,403	21,617
Total stockholders’ equity	1,104,849	1,260,875
Total liabilities and stockholders’ equity	$1,231,774	$1,445,836

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
($729, $698, $3,106 and $11,005 from related parties, respectively)	$69,209	$62,223	$197,957	$180,039
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	41,507	35,184	$114,769	104,778
Research and development	36,254	27,399	$110,802	72,817
Sales and marketing	18,493	16,370	$58,368	44,891
General and administrative	37,682	34,380	$105,309	79,946
Depreciation and amortization expense	6,397	4,340	$19,719	9,330
Total costs and operating expenses	140,333	117,673	408,967	311,762
Loss from operations	(71,124)	(55,450)	(211,010)	(131,723)
Interest income and other (expense) income, net	1,237	(382)	$2,109	(97)
Loss before expense from income taxes and loss from equity method investment	(69,887)	(55,832)	(208,901)	(131,820)
Benefit (Expense) from income taxes	(95)	5,454	$(224)	5,042
Loss from equity method investment	(593)	(554)	$(1,355)	(2,095)
Net loss	(70,575)	(50,932)	(210,480)	(128,873)
Net loss attributable to non-controlling interest	(491)	562	$(1,214)	(332)
Net loss attributable to American Well Corporation	$(70,084)	$(51,494)	$(209,266)	$(128,541)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.20)	$(0.77)	$(0.51)
Weighted-average common shares outstanding, basic and diluted	277,389,730	257,283,961	272,846,985	250,115,414
Net loss	$(70,575)	$(50,932)	$(210,480)	$(128,873)
Other comprehensive loss, net of tax:
Unrealized gain (loss) on available-for-sale investments	1,002	0	(360)	(85)
Foreign currency translation	(11,213)	(2,377)	(24,343)	(2,449)
Comprehensive loss	(80,786)	(53,309)	(235,183)	(131,407)
Less: Comprehensive (loss) income attributable to non-controlling interest	(491)	562	(1,214)	(332)
Comprehensive loss attributable to American Well Corporation	$(80,295)	$(53,871)	$(233,969)	$(131,075)

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(210,480)	$(128,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	19,543	9,330
Provisions for credit losses	63	401
Amortization of deferred contract acquisition costs	1,295	1,254
Amortization of deferred contract fulfillment costs	452	535
Accertion of contingent consideration	—	600
Noncash compensation costs incurred by selling shareholders	5,923	717
Stock-based compensation expense	48,419	31,756
Loss on equity method investment	1,355	2,095
Deferred income taxes	(1,390)	(4,184)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	4,796	11,325
Inventories	(439)	28
Deferred contract acquisition costs	(2,035)	(1,053)
Prepaid expenses and other current assets	(924)	946
Other assets	(276)	319
Accounts payable	(5,797)	(1,332)
Accrued expenses and other current liabilities	1,166	(1,564)
Other long-term liabilities	(25)	(1,784)
Deferred revenue	(18,023)	(17,130)
Net cash used in operating activities	(156,377)	(96,614)
Cash flows from investing activities:
Purchases of property and equipment	(2)	(221)
Investment in less than majority owned joint venture	(1,960)	(2,548)
Purchases of investments	(499,223)	—
Proceeds from sales and maturities of investments	249,855	100,000
Acquisitions of business, net of cash acquired	—	(156,526)
Net cash used in and provided by investing activities	(251,330)	(59,295)
Cash flows from financing activities:
Proceeds from exercise of common stock options	5,323	18,539
Proceeds from employee stock purchase plan	2,503	1,599
Payments for the purchase of treasury stock	(360)	(13,988)
Payment of deferred offering costs	—	(1,613)
Proceeds from Section 16(b) disgorgement	295	—
Payment of contingent consideration	(11,790)	—
Net cash used in and provided by financing activities	(4,029)	4,537
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	(2,079)	(142)
Net decrease in cash, cash equivalents, and restricted cash	(413,815)	(151,514)
Cash, cash equivalents, and restricted cash at beginning of period	747,211	942,711
Cash, cash equivalents, and restricted cash at end of period	$333,396	$791,197
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	332,601	790,402
Restricted cash	795	795
Total cash, cash equivalents, and restricted cash at end of period	$333,396	$791,197
Supplemental disclosure of cash flow information:
Cash (refunded) paid for income taxes	$1,167	$1,414
Supplemental disclosure of non-cash investing and financing activities:
Additions to property and equipment included in accrued expenses and accounts payable	$—	$312
Issuance of common stock in settlement of earnout	$17,243	$—
Receivable related to exercise of common stock options	$—	$142

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) public offering expenses, (vi) acquisition-related expenses, (vii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (viii) other items affecting our results that we do not view as representative of our ongoing operations, including noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our public offering expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(70,575)	$(50,932)	$(210,480)	$(128,873)
Add:
Depreciation and amortization	6,397	4,340	19,719	9,330
Interest income and other (expense) income, net	(1,237)	382	(2,109)	97
Benefit (Expense) from income taxes	95	(5,454)	224	(5,042)
Stock-based compensation	21,312	12,388	48,304	31,756
Public offering expenses(1)	—	—	—	1,223
Acquisition-related expenses	—	7,419	—	8,006
Noncash expenses and contingent consideration adjustments(2)	1,930	—	6,926	—
Litigation expense	176	371	5,575	1,918
Adjusted EBITDA	$(41,902)	$(31,486)	$(131,841)	$(81,585)

(1)
Public offering expenses include non-recurring expenses incurred in relation to our secondary offering for the nine months ended September 30, 2021.
(2)
Noncash expenses and contingent consideration adjustments include, noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.